Exhibit G

JOINDER AGREEMENT

To:	CVR Partners, LP (the “Partnership”)
CVR GP, LLC
C/O CVR GP, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: General Counsel
Facsimile: (913) 982-0976

Copy to:	Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Jeffery B. Floyd and E. Ramey Layne
Facsimile: (713) 615-5660

From:	GSO ADGM II Nitro Blocker LLC
GSO SSOMF Nitro Blocker LLC
Steamboat Nitro Blocker LLC
GSO Special Situations Master Fund LP
GSO Special Situations Overseas Master Fund Ltd.
GSO Special Situations Fund LP
GSO Palmetto Opportunistic Investment Partners LP
GSO Credit-A Partners LP
GSO Coastline Credit Partners LP
GSO Cactus Credit Opportunities Fund LP
Steamboat Credit Opportunities Master Fund LP
GSO Aiguille Des Grands Montets Fund II LP
C/O GSO Capital Partners LP
345 Park Avenue, 31st floor
New York, NY 10154

Date: April 1, 2016

Dear Ladies and Gentlemen:

Reference is made to:

a)	the Transaction Agreement, made and entered into as of August 9, 2015 by and among the Partnership, the Holders listed on the signature pages thereto and GSO Capital Partners LP (the “GSO Transaction Agreement”);

b)	the Transaction Agreement, made and entered into as of August 9, 2015 by and among the Partnership, Coffeyville Resources, LLC, Rentech, Inc., DSHC, LLC and Rentech Nitrogen Holdings, Inc. (the “Rentech Transaction Agreement”);

c)	the Registration Rights Agreement, made and entered into as of August 9, 2015 by and among the Partnership, Coffeyville Resources, LLC, DSHC, LLC and Rentech Nitrogen Holdings, Inc. (the “Registration Rights Agreement”); and

d)	the Notice of Joinder, delivered by the undersigned on the date hereof (the “Notice of Joinder”).

Assignment under Rentech Transaction Agreement

As permitted under Section 2.01 of the Rentech Transaction Agreement, each of the entities designated on Exhibit A hereto as (i) “Rentech Permitted Assignees” (the “Rentech Permitted Assignees”), and (ii) “GSO Permitted Assignees” (the “GSO Permitted Assignees”, and collectively with the Rentech Permitted Assignees, the “Permitted Assignees”), has given notice to you that it will accept and take transfer of common units representing limited partner interests in the Partnership (the “Common Units”), directly or indirectly as a result of agreements between Rentech, Inc. and/or its subsidiaries and affiliates of GSO Capital Partners LP pursuant to the Preferred Equity Exchange and Discharge Agreement, dated as of April 1, 2016, and the repayment of a portion of the Tranche A Loans (as defined in that certain Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016, among Rentech Nitrogen Holdings, Inc., the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch) (the “Transactions”).

In compliance with Section 2.01(b) of the Rentech Transaction Agreement, each of the Permitted Assignees hereby acknowledges its awareness, understanding and acceptance of the terms of Article II of the Rentech Transaction Agreement and, by signing this notice of joinder (the “Joinder”), agrees to assume all interests, obligations, rights, duties and liabilities of a Partnership Unitholder (as defined in the Rentech Transaction Agreement) under said Article II of the Rentech Transaction Agreement upon receipt of Common Units. Each of the Permitted Assignees has all necessary power and capacity to enter into, execute and deliver Joinder and to carry out its obligations under Article II of the Rentech Transaction Agreement.

Assignment under GSO Transaction Agreement

As permitted under Section 2.01 of the GSO Transaction Agreement and Section 2.01 of the Rentech Transaction Agreement (together with the GSO Transaction Agreement, the “Transaction Agreements”), each of the GSO Permitted Assignees has given notice to you that it will accept and take transfer of Common Units in connection with the Transactions.

In compliance with Sections 2.01(b) of the Transaction Agreements, each of the GSO Permitted Assignees hereby acknowledges its awareness, understanding and acceptance of the terms of Article II of each of the Transaction Agreements and, by signing this Joinder, agrees to assume all interests, obligations, rights, duties and liabilities of a Partnership Unitholder (as defined in each of the Transaction Agreements) under said Article II of the Transaction Agreements upon receipt of Common Units. Each of the GSO Permitted Assignees has all necessary power and capacity to enter into, execute and deliver Joinder and to carry out its obligations under Article II of each of the Transaction Agreements.

Assignment under Registration Rights Agreement

As permitted under Section 2.11 of the Registration Rights Agreement, each of the Permitted Assignees has given notice to you that, in connection with (i) the transfers of Common Units in the Transactions from Rentech, Inc. and/or its subsidiaries to funds or investment vehicles managed by or affiliated with GSO Capital Partners LP, as described above, and (ii) the assignment by Rentech, Inc. of certain of its registration rights in relation to such Common Units, each of the Permitted Assignees will, directly or indirectly, accept and take transfer of Common Units as Registrable Securities (as defined in the Registration Rights Agreement).

In compliance with Section 2.11 of the Registration Rights Agreement, each of the Permitted Assignees hereby acknowledges its awareness, understanding and, effective upon acceptance of assignment of rights thereunder, acceptance of the terms of the Registration Rights Agreement and, by signing this Joinder, agrees to become a Holder (as defined in the Registration Rights Agreement) party thereto for all purposes thereunder, and to assume all interests, obligations, rights, duties and liabilities of a Holder (as defined in the Registration Rights Agreement) upon receipt of Common Units and acceptance of assignment of rights thereunder. Each of the Permitted Assignees has all necessary power and capacity to enter into, execute and deliver Joinder and to carry out its obligations as a Holder under the Registration Rights Agreement.

Notices

All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by facsimile transmission, or mailed through a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

if to any of the undersigned to:

c/o GSO Capital Partners LP

345 Park Avenue, 31st floor

New York, NY 10154

Attention: Marisa Beeney and Patrick Fleury

Facsimile: (646) 455-4124 and (646) 455-4138

With a copy to (which does not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson Neely

Facsimile: (212) 455-2502

Miscellaneous

This Joinder has been duly executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with the terms applicable to it.

The entering into of this Joinder by the Permitted Assignees with respect to the Registration Rights Agreement is, for the convenience of the Partnership, in lieu of entering into a separate agreement directly with the Partnership, and shall have the same force and effect as if pursuant to a separate agreement with the Partnership, enforceable as such against the Partnership.

By countersigning this Joinder, the Partnership acknowledges and agrees that (i) this Joinder and the transfers of the Common Units as described herein are in compliance with Section 2.01 of each of the GSO Transaction Agreement and the Rentech Transaction Agreement, (ii) this Joinder and the transfers of the Common Units as described herein are in compliance with the Registration Rights Agreement, (iii) the entering into of this Joinder does not violate Article II of the GSO Transaction Agreement or Article II of the Rentech Transaction Agreement, and (iv) upon having taken (x) receipt of the respective Common Units, and (y) assignment from the respective Partnership Unitholder(s) (as defined in the Registration Rights Agreement) of certain rights that may be assigned to them under Section 2.11 of the Registration Rights Agreement, the Permitted Assignees shall have become a party to the Registration Rights Agreement as Holders (as defined in the Registration Rights Agreement).

This Joinder and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[signature pages follow]

Yours faithfully,

GSO ADGM II NITRO BLOCKER LLC
GSO SSOMF NITRO BLOCKER LLC
STEAMBOAT NITRO BLOCKER LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized signatory

GSO SPECIAL SITUATIONS MASTER FUND LP
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.
GSO SPECIAL SITUATIONS FUND LP
GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
GSO CREDIT-A PARTNERS LP
GSO COASTLINE CREDIT PARTNERS LP
GSO CACTUS CREDIT OPPORTUNITIES FUND LP
STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP
By:	GSO Capital Partners LP, as Investment Manager

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized signatory

GSO AIGUILLE DES GRANDS MONTETS FUND II LP
By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

For acceptance,

CVR PARTNERS, LP
By:	CVR GP, LLC, its General Partner

By:	/s/ John R. Walter
Name:	John R. Walter
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT A

PERMITTED ASSIGNEES

Rentech Permitted Assignee
GSO Special Situations Master Fund LP

GSO Special Situations Overseas Master Fund Ltd.

GSO Special Situations Fund LP

GSO Palmetto Opportunistic Investment Partners LP

GSO Credit-A Partners LP

GSO Coastline Credit Partners LP

GSO Cactus Credit Opportunities Fund LP

Steamboat Credit Opportunities Master Fund LP

GSO Aiguille Des Grands Montets Fund II LP

TOTAL

GSO Permitted Assignee
GSO SSOMF Nitro Blocker LLC

GSO ADGM II Nitro Blocker LLC

Steamboat Nitro Blocker LLC